Lawrence Scharfman & Co., CPA P.A.

Certified Public Accountants

18 E. SUNRISE HIGHWAY, #203
FREEPORT, NY 11520
TELEPHONE: (516) 771-5900
FACSIMILE: (516) 771-2598

9608 HONEY BELL CIRCLE
BOYNTON BEACH, FL 33437
TELEPHONE: (561) 733-0296
FACSIMILE: (561) 740-0613

INDEPENDENT AUDITORS' REPORT

Commerce Development Corp.,LTD
8316 Claremont Mesa Blvd#106
San Diego CA9211
The Board of Directors and Stockholders

We have audited the accompanying balance sheets of Commerce Development Corp., LTD as of December31,2006 and 2005 and the related statements of operations , stockholders equity (deficit) and cash flows for the twelve months ended December31,2006 and 2005 and for the period May 31,1998 (date of inception) to December31,2006.These statements are the responsibility of the Company's Management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States) . Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit include examining, on a test basis , evidence supporting the amounts and disclosures in the financial statements.An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe thtat our audit provides a reasonable basis for our opinion.

The company has had difficulty in generating sufficient cash flow to meet its obligations, and is dependent on management's ability to develop profitable operations. These factors, among others may raise substantial doubt about their ability to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commerce Development Corp., LTD As of December 31,2006 and 2005 and the related statements of operations stockholders equity (deficit) and cash flows for the twelve months ended December 31,2006 and 2005 and for the period May 31, 1998 (Date of Inception) to December 31, ;2006 in conformity with generally accepted accounting principles.

Lawrence Scharfman CPA
Boynton Beach, Fl.
March 30,2007